UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2023

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41535	88-3099146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Patriot Drive, Suite A Middletown, Delaware	19709
(Address of principal executive offices)	(Zip Code)

(302) 274-8744

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZYME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2023, Ms. Lota Zoth, a member of the Board of Directors (the “Board”) of Zymeworks Inc. (the “Company”) notified the Company of her decision not to stand for re-election to the Board at the Company’s next annual meeting of stockholders to be held on or about December 7, 2023 (the “2023 Annual Meeting”). Ms. Zoth will continue to serve as a member of the Board, lead independent director, chair of the audit committee and member of the compensation committee until the expiration of her term at the 2023 Annual Meeting. Ms. Zoth’s decision not to stand for re-election was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events.

On October 13, 2023, the Board, upon recommendation from the nominating and corporate governance committee of the Board, nominated Dr. Nancy Davidson for election to the Board by the stockholders at the 2023 Annual Meeting. If elected, Dr. Davidson will serve as a Class II director with a term expiring at the Company’s 2026 annual general meeting of stockholders.

There are no transactions and no proposed transactions between Dr. Davidson or any member of her immediate family and the Company or its subsidiaries that would require disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and there is no arrangement or understanding between Dr. Davidson and any other person or entity pursuant to which Dr. Davidson was nominated as a director of the Company.

If elected, Dr. Davidson will participate in the Company’s standard compensation plan for non-employee directors, including an initial stock option grant to purchase 50,000 shares of common stock, which will be granted to Dr. Davidson following the 2023 Annual Meeting. The standard compensation plan for non-employee directors is described in the section titled “Director Compensation” of the Company’s Amendment No. 1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 28, 2023.

Dr. Davidson is also expected to enter into the Company’s standard form of indemnification agreement for directors and executive officers.

A press release announcing Dr. Davidson’s nomination is furnished hereto as Exhibit 99.1. The information furnished in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 16, 2023.

104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: October 16, 2023	By:	/s/ Kenneth Galbraith
	Name:	Kenneth Galbraith
	Title:	Chair, Chief Executive Officer and President

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